WARRANT AGREEMENT
dated as of March 6, 2020
between
KEY ENERGY SERVICES, INC.
and
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
as Warrant Agent

Article 6 Other Provisions Relating to Rights of Warrantholders		20

Section 6.01	No Rights as Stockholders	20
Section 6.02	Mutilated or Missing Warrant Certificates	20
Section 6.03	Modification, Waiver and Meetings.	20
Section 6.04	Reorganization Transaction	20

Article 7 Concerning the Warrant Agent and Other Matters		21

Section 7.01	Change of Warrant Agent.	21
Section 7.02	Compensation; Further Assurances	22
Section 7.03	Reliance on Counsel	22
Section 7.04	Proof of Actions Taken	22
Section 7.05	Correctness of Statements	22
Section 7.06	Validity of Agreement	22
Section 7.07	Use of Agents	22
Section 7.08	Liability of Warrant Agent	23
Section 7.09	Legal Proceedings	23
Section 7.10	Actions as Agent	23
Section 7.11	Appointment and Acceptance of Agency	23
Section 7.12	Successors and Assigns	23
Section 7.13	Notices	23
Section 7.14	Applicable Law; Jurisdiction	24
Section 7.15	Waiver of Jury Trial	24
Section 7.16	Benefit of this Warrant Agreement	25
Section 7.17	Registered Warrantholder	25
Section 7.18	Headings	24
Section 7.19	Counterparts	24
Section 7.20	Entire Agreement	25
Section 7.21	Severability	25
Section 7.22	Termination	25
Section 7.23	Confidentiality	25

Exhibit A    Form of Series A Global Warrant Certificate
Exhibit B     Form of Series B Global Warrant Certificate
Exhibit C-1    Form of Global Warrant Exercise Notice
Exhibit C-2    Form of Warrant Exercise Notice
Exhibit D    Fee Schedule

ii

WARRANT AGREEMENT
Warrant Agreement (as it may be amended from time to time, this “Warrant Agreement”), dated as of March 6, 2020, between Key Energy Services, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York State chartered limited purpose trust company (the “Warrant Agent”).
WITNESSETH:
WHEREAS, pursuant to the terms and conditions of the Restructuring Support Agreement, dated February 24, 2020 (the “RSA”), by and between the Company and certain lenders party thereto collectively holding 99.5% of the principal amount of the outstanding term loans under the Term Loan and Security Agreement, dated as of December 15, 2016, relating to a series of out-of-court transactions that will effectuate a financial restructuring of the Company’s capital structure and indebtedness and related facilities, holders of the Company’s common stock, par value $0.01 (“Common Shares”), as of February 18, 2020 (the “Initial Beneficial Owners”) are to be issued the Series A Warrants to purchase 1,669,730 Common Shares in the aggregate at an exercise price of $19.23 per share and the Series B Warrants to purchase 1,252,297 Common Shares in the aggregate at an exercise price of $28.85 per share, in each case subject to adjustment pursuant to Article 4 hereof;
WHEREAS, the Warrants have the terms, conditions and rights set forth in this Warrant Agreement (including the Exhibits hereto); and
WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, exchange, Transfer, substitution and exercise of Warrants.
NOW THEREFORE in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows:
Article 1
Definitions
Section 1.01    Certain Definitions. As used in this Warrant Agreement, the following terms shall have their respective meanings set forth below:
“Affiliate” shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Appropriate Officer” has the meaning set forth in Section 2.02(a).
“Authentication Order” means a Company Order for authentication and delivery of the Warrants.
“Beneficial Owner” means any Person beneficially owning an interest in a Global Warrant, which interest is credited to the account of a direct participant in the Depository for the benefit of such Person through the book-entry system maintained by the Depository (or its agent). For the avoidance of doubt, a Participant may also be a Beneficial Owner.
“Board” means the board of directors of the Company.
“Business Day” means any day other than a Saturday, a Sunday, a day which is a legal holiday in the State of New York, or a day on which banking institutions and trust companies in the State of New York are authorized or obligated by Law, regulation or executive order to close.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
“Cash Exit Transaction” means any Reorganization Transaction in which the Common Shares would be converted into, changed into or exchanged for consideration consisting solely of Cash.
“Close of Business” means 5:00 p.m., New York City time.
“Closing Date” means March 13, 2020.
“Common Shares” has the meaning set forth in the Recitals.
“Common Shares Deemed Outstanding” means, at any given time, the sum of (i) the number of Common Shares actually outstanding at such time, plus (ii) the number of Common Shares issuable upon conversion or exchange of Convertible Securities actually outstanding at such time, regardless of whether the Convertible Securities are actually exercisable at such time, plus (c) the number of Common Shares reserved for issuance at such time under the Company’s MIP or any other equity incentive plan of the Company, regardless of whether the Common Shares are actually subject to outstanding options or other awards at such time or whether any outstanding options or other awards are actually exercisable at such time; provided, that Common Shares Deemed Outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries.
“Company” has the meaning set forth in the Preamble.
“Company Order” means a written request or order signed in the name of the Company by any Appropriate Officer and delivered to the Warrant Agent.
“Convertible Securities” means options, rights, warrants or other securities convertible into or exchangeable or exercisable for Common Shares (including the Warrants).
“Definitive Warrant” means a Warrant Certificate in definitive form that is not deposited with the Depository or with the Warrant Agent.
“Depository” means The Depository Trust Company, its nominees, and their respective successors.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the related rules and regulations promulgated thereunder.
“Exercise Date” has the meaning set forth in Section 3.02(b).
“Ex-Date” means with respect to a dividend or distribution to holders of the Common Shares, the first date on which the Common Shares can be traded without the right to receive such dividend or distribution.
“Exercise Notice” means an exercise notice substantially in the form set forth in Exhibit C-1 or Exhibit C-2, as applicable.
“Exercising Owner” means any Warrantholder or Beneficial Owner that exercises Warrants pursuant to the terms hereof.
“Exercise Price” means the Series A Exercise Price or the Series B Exercise Price, as applicable.
“Expiration Date” means the Close of Business on March 13, 2024.
“Fair Value,” as of a specified date, means the price per Common Share or per unit of other Securities or other distributed property determined as follows:
(i)    in the case of Common Shares or other Securities listed on the New York Stock Exchange or the NASDAQ Stock Market, the VWAP of a Common Share or a single unit of such other Security for the 20 Trading Days ending on, but excluding, the specified date (or if the Common Shares or other Securities have been listed for less than 20 Trading Days, the VWAP for such lesser period of time);
(ii)    in the case of Common Shares or other Securities listed on a U.S. exchange other than the New York Stock Exchange or the NASDAQ Stock Market, the VWAP of a Common Share or a single unit of such other Security in composite trading for the principal U.S. national or regional securities exchange on which such Securities are then listed for the 20 Trading Days ending on, but excluding, the specified date (or if the Common Shares or other Securities have been listed for less than 20 Trading Days, the VWAP for such lesser period of time);
(iii)    in the case of Common Shares or other Securities that are publicly traded but are not listed on a U.S. exchange, the average of the reported bid and ask prices of a Common Share or a single unit of such other Security in the over-the-counter market on which such Securities are then traded for the 20 Trading Days ending on, but excluding, the specified date (or if the Common Shares or other Securities have been publicly traded (but not listed) for less than 20 Trading Days, the average of the reported bid and ask prices for such lesser period of time); or
(iv)    in all other cases, the fair value per Common Share or per unit of other Securities or other distributed property as of a date not earlier than 20 Business Days preceding the specified date as determined in good faith by the Board (subject to the provisions of Section 3.03(c));
provided, however, that in the case of a determination of Fair Value of a Common Share as a result of a Cash Exit Transaction, such Fair Value shall be equal to the amount of the Cash consideration payable in respect of one Common Share in such Cash Exit Transaction.
“Full Physical Settlement” means the settlement method pursuant to which an Exercising Owner shall be entitled to receive from the Company, for each Warrant exercised, a number of Common Shares equal to the Full Physical Share Amount in exchange for payment in Cash by the Exercising Owner of the applicable Exercise Price.
“Full Physical Share Amount” means, for each Warrant exercised as to which Full Physical Settlement is applicable, one Common Share.
“Funds Account” has the meaning set forth in Section 3.02(d) hereof.
“Global Warrantholder” means the Person acting as the Depository or nominee of the Depository in whose name the applicable Global Warrants are registered in the Warrant Register. The initial Global Warrantholder shall be Cede & Co., as the Depository’s nominee.
“Global Warrants” has the meaning set forth in Section 2.01(a).
“Independent Appraiser” shall mean a United States investment banking firm or valuation firm of national or regional standing in the United States which firm does not, and whose directors and officers or Affiliates do not, have a direct or indirect financial interest in or prior material relationship with the Company or any of its Affiliates.
“Initial Beneficial Owners” has the meaning set forth in the Recitals.
“Law” means any federal, state, local, foreign or provincial law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement having the force of law or any undertaking to or agreement with any governmental authority, including common law.
“MIP” means the Key Energy Services, Inc. Amended and Restated 2019 Equity and Cash Incentive Plan, effective as of March 6, 2020.
“Net Share Amount” means for each Warrant exercised as to which Net Share Settlement is applicable, a fraction of a Common Share equal to (i) the Fair Value (as of the Exercise Date for such Warrant) of one Common Share minus the Exercise Price therefor divided by (ii) such Fair Value. The number of Common Shares issuable upon exercise, on the same Exercise Date, of Warrants as to which Net Share Settlement is applicable shall be aggregated for each Beneficial Owner or Warrantholder, as applicable, with any fractional Common Share rounded down to the nearest whole share as provided in Section 3.05. In no event shall the Company deliver a fractional Common Share in connection with an exercise of Warrants as to which Net Share Settlement is applicable.
“Net Share Settlement” means the settlement method pursuant to which an Exercising Owner shall be entitled to receive from the Company, for each Warrant exercised, a number of Common Shares equal to the Net Share Amount without any payment of Cash therefor.
“Number of Warrants” means the “Number of Warrants” specified on the face of any applicable Warrant Certificate or as specified in the Warrant Registry, subject to adjustment pursuant to Article 4.
“Objecting Owner” means any Exercising Owner that delivers a written objection to the determination of Fair Value pursuant to Section 3.03(c).
“Officer’s Certificate” means a certificate signed by any Appropriate Officer.
“Open of Business” means 9:00 a.m., New York City time.
“Participant” means any direct participant of the Depository, the account of which is credited with a beneficial interest in the Global Warrant for the benefit of a Beneficial Owner through the book-entry system maintained by the Depository (or its agent).
“Person” means an individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any Cash, Securities or other property or in which Common Shares (or another applicable Security) are exchanged for or converted into, or any combination of, Cash, Securities or other property, the date fixed for determination of holders of Common Shares entitled to receive such Cash, Securities or other property or participate in such exchange or conversion (whether such date is fixed by the Board or by statute, contract or otherwise).
“Reference Property” has the meaning set forth in Section 4.05(a).
“Reorganization Transaction” means any (i) sale, lease, license, or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, (ii) sale, transfer or other disposition of all or substantially all of the outstanding Common Shares, (iii) merger or consolidation of the Company into or with another person or entity or (iv) recapitalization, reorganization, consolidation, reclassification, change in the outstanding Common Shares (other than changes resulting from a subdivision or combination to which Section 4.01(a) applies), statutory share exchange or other transaction, in each case as a result of which the Common Shares would be converted into, changed into or exchanged for Securities or other property or assets (including Cash) or any combination thereof.
“RSA” has the meaning set forth in the Recitals.
“Securities” means (i) any capital stock (whether common stock or preferred stock, voting or nonvoting), partnership, membership or limited liability company interest or other equity or voting interest, (ii) any right, option, warrant or other security or evidence of indebtedness convertible into, or exercisable or exchangeable for, directly or indirectly, any interest described in clause (i), (iii) any notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, and (iv) any other “securities,” as such term is defined or determined under the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the related rules and regulations promulgated thereunder.
“Series A Exercise Price” means $19.23, per share, subject to adjustment pursuant to Article 4.

“Series A Warrants” means the warrants of the Company with the Series A Exercise Price (subject to adjustment) issued pursuant to this Warrant Agreement with the terms, conditions and rights set forth herein.
“Series B Exercise Price” means $28.85, per share, subject to adjustment pursuant to Article 4.
“Series B Warrants” means the warrants of the Company with the Series B Exercise Price (subject to adjustment) issued pursuant to this Warrant Agreement with the terms, conditions and rights set forth herein.
“Settlement Date” means, in respect of a Warrant that is exercised hereunder, (i) in all circumstances other than a Net Share Settlement where Fair Value has been determined by the Board pursuant to clause (iv) of the definition thereof, the third Business Day immediately following the Exercise Date for such Warrant, and (ii) in the event of a Net Share Settlement where Fair Value has been determined by the Board pursuant to clause (iv) of the definition thereof, the third Business Day immediately following (1) the determination of Fair Value by the Independent Appraiser, (2) the election by the Exercising Owner pursuant to Section 3.03(c) to have Full Physical Settlement apply or (3) if neither clause (1) nor clause (2) applies, the tenth (10th) day after receipt by the Exercising Owner of notice of such Fair Value and supporting documentation regarding such determination, as required by Section 3.03(c).
“Spin-Off Valuation Period” has the meaning set forth in Section 4.01(b).
“Subsidiary” means, as to any Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the Board or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.
“Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which Securities are not traded on the applicable securities exchange.
“Transfer” means, with respect to any Warrant, to directly or indirectly (whether by act, omission or operation of law), sell, exchange, transfer, hypothecate, negotiate, gift, convey in trust, pledge, assign, encumber, or otherwise dispose of, or by adjudication of a Person as bankrupt, by assignment for the benefit of creditors, by attachment, levy or other seizure by any creditor (whether or not pursuant to judicial process), or by passage or distribution of Warrants under judicial order or legal process, carry out or permit the transfer or other disposition of, all or any portion of such Warrant.
“Transferee” means a Person to whom any Warrant (or interest in a Global Warrant) is Transferred.
“Trigger Event” has the meaning set forth in Section 4.03(a)(i).
“Unit of Reference Property” has the meaning set forth in Section 4.05(a).
“VWAP” means, for any Trading Day, the price for Securities (including Common Shares) determined by the daily volume weighted average price per unit of such Securities for such Trading Day on the trading market on which such Securities are then listed or quoted, in each case, for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported on the New York Stock Exchange or NASDAQ Stock Market, or if such Securities are not listed or quoted on the New York Stock Exchange or NASDAQ Stock Market, as reported by the principal U.S. national or regional securities exchange on which such Securities are then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 p.m., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such Trading Day, or if such volume weighted average price is unavailable or in manifest error, the price per unit of such Securities using a volume weighted average price method selected by an Independent Appraiser selected by the Board in good faith.
“Warrant” or “Warrants” means the Series A Warrants and/or the Series B Warrants, as applicable.
“Warrant Agent” has the meaning set forth in the Preamble.
“Warrant Agreement” has the meaning set forth in the Preamble.

“Warrant Certificate” means any Global Warrant or Definitive Warrant issued by the Company under this Agreement.
“Warrantholder” means each Person in whose name Warrants are registered in the Warrant Register.
“Warrant Register” has the meaning set forth in Section 2.03(a).
“Warrant Value” means, with respect to the Warrants of any series, the aggregate value of the Warrants of such series calculated using the Black-Scholes method for valuing options and the following assumptions: (i) volatility shall be 40%, (ii) the risk free rate shall be the then current effective U.S. Federal government interest rate for a bond or note with a remaining time to maturity equal to the time remaining to the original Expiration Date, (iii) the term of the Warrants shall be the amount of time remaining until the Expiration Date of the Warrants as of such date, (iv) the applicable Exercise Price, and (v) the underlying security price for purposes of the Black-Scholes calculation shall be the value of the consideration received in respect of each outstanding Common Share.
Article 2

Issuance, Execution and Transfer of Warrants
Section 2.01    Issuance and Delivery of Warrants.
(a)    On the Closing Date, the Company shall issue to the Warrant Agent, on behalf of the Initial Beneficial Owners, the Warrants, in an amount equal to 1,669,730 Series A Warrants and 1,252,297 Series B Warrants (each such Number of Warrants to be subject to adjustment from time to time as described herein) in accordance with the terms of this Warrant Agreement. The Warrant Agent shall allocate the Warrants to, and register the Warrants in the names of, such Initial Beneficial Owners in accordance with the Company’s direct registration system or through the Warrant Agent’s other book-entry procedures pursuant to an allocation schedule approved by the Company. Any Warrants registered through the Warrant Agent’s book-entry procedures shall be issued in uncertificated form. Notwithstanding the forgoing, some or all of the Warrants may, at initial issuance or any time thereafter, be represented by one or more permanent global warrants, in definitive, fully registered form in substantially the form set forth in Exhibit A or Exhibit B, as applicable (each, a “Global Warrant”). A Global Warrant shall each evidence one or more Warrants. On the Closing Date, the Warrant Agent shall, upon receipt of any such Global Warrants and Authentication Orders, authenticate such Global Warrants in accordance with Section 2.02 and register such Global Warrant in the Warrant Register in the name of the Depository, which will then credit interests in such Global Warrants to the accounts of the applicable Participants for the benefit of the applicable Initial Beneficial Owners pursuant to the procedures of the Depository on the Closing Date. Any Global Warrants to be issued as of the Closing Date shall be deposited on the Closing Date with the Warrant Agent as custodian for the Depository. Subject to adjustment pursuant to this Warrant Agreement, each Warrant shall be exercisable, in the event of Full Physical Settlement, for one Common Share upon payment of the applicable Exercise Price and compliance with the procedures set forth in this Warrant Agreement.
(b)    All Warrants issued under this Warrant Agreement shall in all respects be equally and ratably entitled to the respective benefits hereof, without preference, priority, or distinction on account of the actual time of the issuance and authentication or any other terms thereof. Each Warrant shall be, and shall remain, subject to the provisions of this Warrant Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof. Each Beneficial Owner and Warrantholder shall be bound by all of the terms and provisions of this Warrant Agreement as fully and effectively as if such Beneficial Owner or Warrantholder had signed the same.
Section 2.02    Execution and Authentication of Warrants.
(a)    If any Warrant Certificates are issued hereunder, each of the Warrant Certificates shall be executed on behalf of the Company by a duly authorized officer (each such officer, an “Appropriate Officer”) of the Company. The signature of any of the Appropriate Officers on the Warrant Certificates may be in the form of a facsimile or other electronically transmitted signature (including, without limitation, electronic transmission in portable document format (.pdf)).
(b)    Any Warrant Certificates bearing the signatures of individuals, each of whom was, at the time he or she signed any of the Warrant Certificates or his or her facsimile signature was affixed to such Warrant Certificates, as the case may be, an Appropriate Officer, shall bind the Company, notwithstanding that such individuals or any of them have ceased to be such an Appropriate Officer prior to the authentication of such Warrant Certificate by the Warrant Agent or was not such an Appropriate Officer at the date of such Warrant Certificate.
(c)    No Warrant Certificate shall be entitled to any benefit under this Warrant Agreement or be valid or obligatory for any purpose unless there appears on the applicable Warrant Certificate a certificate of authentication substantially in the form provided for herein executed by the Warrant Agent, and such signature upon any of the Warrant Certificates shall be conclusive evidence, and the only evidence, that such Warrant Certificate has been duly authenticated and delivered hereunder. The signature of the Warrant Agent on any of the Warrant Certificates may be in the form of a facsimile or other electronically transmitted signature (including, without limitation, electronic transmission in portable document format (.pdf)).
Section 2.03    Registration, Transfer, Exchange and Substitution.
(a)    Except in the case of any Warrant Certificates, the Warrants shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent, and the Warrant Agent shall maintain, a register (the “Warrant Register”) in which the Company shall provide for the registration of any Warrants and any Transfers, exchanges or substitutions of any Warrant as provided herein. The Warrant Register shall show the names and addresses of the respective Warrantholders and Global Warrantholder, and the date and number of Warrants owned by such Warrantholders and Global Warrantholder, respectively. Any Warrant issued upon any registration of Transfer or exchange of or substitution for any Warrant shall be a valid obligation of the Company, evidencing the same obligations, and entitled to the same benefits under this Warrant Agreement, as any Warrant surrendered for such registration of Transfer, exchange or substitution. Upon the Company’s request, the Warrant Agent shall provide to the Company as soon as reasonably practicable a copy of the Warrant Register as of the date of such request.
(b)    The transfer and exchange of Warrants or beneficial interests therein shall be effected through the Warrant Agent’s book-entry procedures and, in the case of any Global Warrants, the Depository, in each case in accordance with this Agreement and the procedures of the Warrant Agent and, as applicable, the Depository therefor.
(c)    Transfers of a Global Warrant shall be limited to Transfers in whole, and not in part, to the Company, the Depository, their successors, and their respective nominees. A Global Warrant may be Transferred to such parties upon the delivery of a written instruction of Transfer in form reasonably satisfactory to the Warrant Agent and the Company, duly executed by the Global Warrantholder or by such Global Warrantholder’s attorney, duly authorized in writing. No such Transfer shall be effected until, and the Transferee shall succeed to the rights of the Global Warrantholder only upon, final acceptance and registration of the Transfer in the Warrant Register by the Warrant Agent. Prior to the registration of any Transfer of a Global Warrant by the Global Warrantholder as provided herein, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent may treat the Person in whose name such Global Warrant is registered as the owner thereof for all purposes, notwithstanding any notice to the contrary. To permit a registration of a Transfer of a Global Warrant, the Company shall execute the Warrant Certificates at the Warrant Agent’s request and the Warrant Agent shall authenticate such Warrant Certificates. Any of such Warrant Certificates shall be deposited on or after the date hereof with the Warrant Agent. No service charge shall be made for any such registration of Transfer. A party requesting transfer of a Global Warrant must provide any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, Inc.
(d)    So long as any Global Warrant is registered in the name of the Depository or its nominee, the Beneficial Owners shall have no rights under this Warrant Agreement with respect to such Global Warrant held on their behalf by the Depository, and the Depository may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes. Accordingly, any such Beneficial Owner’s interest in such Global Warrant will be shown only on, and the Transfer of such interest shall be effected only through, records maintained by the Depository or its nominee or the applicable Participant, and neither the Company nor the Warrant Agent shall have any responsibility or liability with respect to such records maintained by the Depository or its nominee or the applicable Participant. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair the operation of customary practices of the Depository or Participants governing the exercise of the rights of a Beneficial Owner.
(e)    In the event that a Global Warrant is exchanged and transferred for Definitive Warrants pursuant to Section 2.06, such Warrants may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.03 and such other procedures as may from time to time be adopted by the Company.
(f)    The Warrant Agent shall register the transfer, from time to time, of any Definitive Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by the appropriate instructions for transfer. Upon any such transfer, one or more new Definitive Warrants representing an equal aggregate number of Definitive Warrants shall be issued and the transferred certificate shall be cancelled.
Section 2.04    Form of Warrant Certificates. Any Global Warrants shall be in substantially the form set forth in Exhibit A and Exhibit B, as applicable, and shall have such insertions as are appropriate or required by this Warrant Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, such as may be required to comply with this Warrant Agreement, any Law or any rule of any securities exchange on which Warrants may be listed, and such as may be necessary to conform to customary usage.
Section 2.05    Cancellation of the Warrant Certificates. Any Warrant Certificate shall be promptly cancelled by the Warrant Agent upon the earlier of (i) its Expiration Date, (ii) the consummation of a Cash Exit Transaction (as provided in Section 5.01), (iii) the mutilation of the Warrant Certificate as described in Section 6.02, or (iv) registration of Transfer or exercise of all Warrants represented thereby and, except as provided in this Article 2 in case of a Transfer or Section 6.02 in case of mutilation, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates as the Company may direct.
Section 2.06    Definitive Warrants.
(a)    Subject to Section 2.06(e), beneficial interests in a Global Warrant deposited with the Depository or with the Warrant Agent as custodian shall be transferred to the beneficial owners thereof in the form of Definitive Warrants in a number equal to the number of Warrants represented by such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 2.03 and (i) the Depository notifies the Company that it is unwilling or unable to continue as depositary for such Global Warrant or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act and, in each such case, a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Agreement.
(b)    Any Global Warrant that is transferable to the beneficial owners thereof pursuant to this Section 2.06 shall be surrendered by the Depository to the Warrant Agent, to be so transferred, in whole or from time to time in part, without charge, and the Warrant Agent shall countersign, by either manual or facsimile signature, and deliver to each beneficial owner in the name of such beneficial owner, upon such transfer of each portion of such Global Warrant, Definitive Warrants evidencing a number of Warrants equivalent to such beneficial owner’s beneficial interest in the Global Warrant. The Warrant Agent shall register such transfer in the Warrant Register, and upon such transfer the surrendered Global Warrant shall be cancelled by the Warrant Agent. Any such Definitive Warrants shall bear such restrictive legends as the Company may instruct.
(c)    In the event of the occurrence of either of the events specified in Section 2.06(a), the Company will promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants in definitive, fully registered form.
(d)    The Depository shall notify the Warrant Agent of the names and the amounts in which the Definitive Warrants will be issued. Neither the Company nor the Warrant Agent will be liable or responsible for any names or any amounts provided by the Depository.
(e)    Notwithstanding the foregoing, in lieu of issuing a Definitive Warrant to any Person, the Warrant Agent may, upon the Company’s instruction, register Warrants in the name of such Person through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures.
Article 3

Exercise and Settlement of Warrants
Section 3.01    Exercise of Warrants. At any time prior to Close of Business on its Expiration Date or cancellation pursuant to Section 2.05, each Warrant may be exercised in accordance with this Article 3. Subject to Section 5.01 hereof, any Warrants not exercised prior to their applicable Expiration Date shall expire unexercised and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease as of the Close of Business on their applicable Expiration Date.
Section 3.02    Procedure for Exercise.
(a)    To exercise a Warrant, a Beneficial Owner or Warrantholder must arrange for (i) the delivery of the Exercise Notice duly completed and executed (by its applicable Participant in the case of a Warrant represented by a Global Warrant) to the principal office of each of the Warrant Agent and the Company, (ii) if Full Physical Settlement is elected, payment to the Warrant Agent in an amount equal to the respective Exercise Price for each Warrant to be exercised together with all applicable taxes and charges thereto (except for taxes and charges for which the Company is responsible pursuant to Section 3.10), (iii) delivery of any Warrant Certificate, if applicable and (iv) compliance with all other procedures established by the Warrant Agent, and in the case of Beneficial Owners, procedures established by the Depository and the applicable Participant, for the exercise of the Warrants.
(b)    The date on which all the requirements for exercise set forth in this Section 3.02 in respect of a Warrant are satisfied is the “Exercise Date” for such Warrant.
(c)    Subject to Section 3.02(e) and Section 3.02(f), any exercise of a Warrant pursuant to the terms of this Warrant Agreement shall be irrevocable and enforceable in accordance with its terms.
(d)    All funds received by the Warrant Agent under this Warrant Agreement that are to be distributed or applied by the Warrant Agent in the performance of services in accordance with this Warrant Agreement (the “Funds”) shall be held by the Warrant Agent as agent for the Company and deposited in one or more bank accounts to be maintained by the Warrant Agent in its name as agent for the Company (the “Funds Account”). Until paid pursuant to the terms of this Warrant Agreement, the Warrant Agent will hold the Funds through the Funds Account in deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating), each as reported by Bloomberg Finance L.P. The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Warrant Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. The Warrant Agent may from time to time receive interest, dividends or other earnings in connection with such deposits.
(e)    The Company shall use commercially reasonable efforts to assist and cooperate with any Exercising Owner required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of a Warrant (including, without limitation, making any filings required to be made by the Company), and any exercise of a Warrant may be made contingent upon the making of any such filing and the receipt of any such approval.
(f)    Notwithstanding any other provision of this Warrant Agreement, if the exercise of any Warrant is to be made in connection with a registered public offering or a Reorganization Transaction, such exercise may, upon proper election in the Exercise Notice, be conditioned upon consummation of such offering or transaction in which case such exercise shall not be deemed effective until the consummation of such offering or transaction.
(g)    The Warrant Agent shall forward funds deposited in the Funds Account in a given week by the fifth Business Day of the following week by wire transfer to an account designated by the Company.
(h)    In the case of Full Physical Settlement, payment of the applicable Exercise Price upon exercise of Warrants shall be by federal wire or other immediately available funds payable to the account maintained by the Warrant Agent in its name as agent for the Company. The Warrant Agent shall provide an exercising Beneficial Owner or Warrantholder, as the case may be, upon request, with the appropriate payment instructions.
Section 3.03    Settlement of Warrants.
(a)    Full Physical Settlement shall apply to each Warrant unless the Exercising Owner elects for Net Share Settlement to apply upon exercise of such Warrant. Such election shall be made in the Exercise Notice for such Warrant or as otherwise provided in Section 3.03(c).
(b)    If Full Physical Settlement applies to the exercise of a Warrant, upon the proper and valid exercise thereof by an Exercising Owner, the Company shall cause to be delivered to the Exercising Owner, the Full Physical Share Amount on the Settlement Date.
(c)    If Net Share Settlement applies to the exercise of a Warrant and Fair Value has been determined by the Board pursuant to clause (iv) of the definition thereof, then the Company shall provide each Exercising Owner with written notice of such Fair Value and supporting documentation regarding such determination as reasonably requested by such Exercising Owner. An Exercising Owner may, within 10 days after its receipt of notice of such Fair Value and supporting documentation:
(1)    deliver to the Company and the Warrant Agent a written objection to such determination, in which case the Fair Value shall be determined by an Independent Appraiser selected by the Company in good faith, subject to the following:
(i)    The Independent Appraiser’s determination shall be based upon the fair market value of the Company determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value. In determining the Fair Value of any Common Shares, no consideration shall be given to any restrictions on transfer of the Common Shares imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights; and
(ii)    The Independent Appraiser shall be instructed to deliver a written opinion regarding Fair Value within 30 days after submission to it of such objection. Such opinion shall be final and binding on the Company and the Objecting Owner. The reasonable costs and expenses of the Independent Appraiser in making such determination shall be borne equally by the Company and the Objecting Owner; or
(2)    elect to have Full Physical Settlement apply to the exercise of each such Warrant by (x) delivering written notice of such election to the Company and the Warrant Agent, and (y) making payment to the Warrant Agent in an amount equal to the Exercise Price for each such Warrant together with all applicable taxes and charges thereto (except for taxes and charges for which the Company is responsible pursuant to Section 3.10).

(d)    If Net Share Settlement applies to the exercise of a Warrant, upon the proper and valid exercise thereof by an Exercising Owner, the Company shall cause to be delivered to the Exercising Owner, the Net Share Amount on the Settlement Date, with any fractional Common Share rounded down to the nearest whole share as provided in Section 3.05.
(e)    If there is a dispute as to the determination of the applicable Exercise Price or the calculation of the number of Common Shares to be delivered to an Exercising Owner, the Company shall cause to be promptly delivered to the Exercising Owner, the number of Common Shares that is not in dispute.
Section 3.04    Delivery of Common Shares.
(a)    In connection with the exercise of Warrants, the Warrant Agent shall:
(1)    examine all Exercise Notices and all other documents delivered to it to ascertain whether, on their face, such Exercise Notices and any such other documents have been executed and completed in accordance with their terms;
(2)    where an Exercise Notice or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrant exists, endeavor to inform the appropriate parties (including the Person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;
(3)    inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between the Exercise Notices received and delivery of Warrants to the Warrant Agent’s account;
(4)    advise the Company with respect to an exercise, no later than three Business Days following the satisfaction of each of the applicable procedures for exercise set forth in Section 3.02(a), of (v) the receipt of such Exercise Notice and the number of Warrants exercised in accordance with the terms and conditions of this Warrant Agreement, (w) if Full Physical Settlement applies, the number of Common Shares to be delivered by the Company, (x) the instructions with respect to issuance of the Common Shares, subject, in the case of exercise of a Global Warrant, to the timely receipt from the Depository of the necessary information, (y) the number of Persons who will become holders of record of the Company (who were not previously holders of record) as a result of receiving Common Shares upon exercise of the Warrants and (z) such other information as the Company shall reasonably require;
(5)    promptly deposit in the Funds Account all Funds received in payment of the applicable Exercise Price in connection with Full Physical Settlement of Warrants;
(6)    promptly cancel and destroy the applicable Warrant Certificate if all Warrants represented thereby have been exercised in full and deliver a certificate of destruction to the Company, unless the Company shall otherwise direct in writing;
(7)    if all Warrants represented by a Warrant Certificate shall not have been exercised in full, (i) in respect of a Global Warrant, note and authenticate such decrease in the Number of Warrants on Schedule A of such Global Warrant and (ii) in the case of a Definitive Warrant, deliver a new Definitive Warrant, authenticated by the Warrant Agent, for the balance of the number of Warrants represented by the surrendered Definitive Warrant; and
(8)    provide to the Company, upon the Company’s request, the number of Warrants previously exercised, the number of Common Shares issued in connection with such exercises and the number of remaining outstanding Warrants.
(b)    With respect to each properly exercised Warrant in accordance with this Warrant Agreement, the Company shall cause its transfer agent to issue, in book-entry form at the transfer agent or through the Depository, the Common Shares due in connection with such exercise for the benefit and in the name of the Person designated by the Beneficial Owner or Warrantholder submitting the applicable Exercise Notice. The Person on whose behalf and in whose name any Common Shares are registered shall for all purposes be deemed to have become the holder of record of such Common Shares as of the Close of Business on the applicable Exercise Date.

(c)    Promptly after the Warrant Agent shall have taken the action required by this Section 3.04 (or at such later time as may be mutually agreeable to the Company and the Warrant Agent), the Warrant Agent shall account to the Company with respect to the consummation of any exercise of any Warrants.
Section 3.05    No Fractional Common Shares to Be Issued.
(a)    Notwithstanding anything to the contrary in this Warrant Agreement, the Company shall not be required to issue any fraction of a Common Share upon exercise of any Warrants.
(b)    If any fraction of a Common Share would, except for the provisions of this Section 3.05, be issuable on the exercise of any Warrants, the Company shall instead round down to the nearest whole share the number of Common Shares that such Person designated in the applicable Exercise Notice shall receive. All Warrants exercised by a Beneficial Owner or Warrantholder on the same Exercise Date shall be aggregated for purposes of determining the number of Common Shares to be delivered pursuant to Section 3.04(b).
(c)    Each Beneficial Owner and Warrantholder, by its acceptance of an interest in a Warrant, expressly waives its right to any fraction of a Common Share upon its exercise of such Warrant.
Section 3.06    Acquisition of Warrants by Company. The Company shall have the right, except as limited by Law, to purchase or otherwise to acquire one or more Warrants at such times, in such manner and for such consideration as agreed by the Company and the applicable Beneficial Owner or Warrantholder.
Section 3.07    Validity of Exercise. All questions as to the validity, form and sufficiency (including time of receipt) of a Warrant exercise shall be determined by the Company in good faith, which determination shall be final and binding with respect to the Warrant Agent. The Warrant Agent shall incur no liability for or in respect of and, except to the extent such liability arises from the Warrant Agent’s gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall be indemnified and held harmless by the Company for acting or refraining from acting upon, or as a result of such determination by the Company. The Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Exercise Notices with regard to any particular exercise of Warrants.
Section 3.08    Certain Calculations.
(a)    The Warrant Agent shall be responsible for performing all calculations, save for in the case of Net Share Settlements, required in connection with the exercise and settlement of the Warrants as described in this Article 3. In connection therewith, the Warrant Agent shall provide prompt written notice to the Company, in accordance with Section 3.04(a)(4), of the number of Common Shares deliverable upon exercise and settlement of Warrants. The Company shall be responsible for all calculations and determinations required in connection with any Net Share Settlements and shall provide written notification to the Warrant Agent of the Net Share Amount to be issued on the Settlement Date for any Net Share Settlement. For the avoidance of doubt, the Warrant Agent shall not be responsible for performing the calculations set forth in Article 4 or the calculations delegated to the Independent Appraiser in accordance with this Warrant Agreement.
(b)    The Warrant Agent shall not be accountable with respect to the validity or value of any Common Shares or Units of Reference Property that may at any time be issued or delivered upon the exercise of any Warrant, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible, to the extent not arising from the Warrant Agent’s gross negligence, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final non-appealable judgment), for any failure of the Company to issue, transfer or deliver any Common Shares or Units of Reference Property, or to comply with any of the covenants of the Company contained in this Article 3.
Section 3.09    Reservation and Listing of Shares. The Company will at all times reserve and keep available, out of its authorized but unissued Common Shares, solely for the purpose of providing for the exercise of the Warrants, the aggregate number of Common Shares then issuable upon exercise of the Warrants at any time. The Company will use its commercially reasonable efforts to (A) procure, at its sole expense, the listing of the Common Shares issuable upon exercise of the Warrants at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Shares are then listed or traded and (B) maintain such listings of such Common Shares at all times after issuance. The Company will use commercially reasonable efforts to ensure that the

Common Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Common Shares are listed or traded.
Section 3.10    Charges, Taxes and Expenses.
(a)    Issuance of the Warrants and issuance of Common Shares upon the exercise of the Warrants shall be made without charge for any issue or transfer tax or other incidental expense in respect of the issuance thereof, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any Transfer involved in the issuance and delivery of such Warrants or Common Shares (including certificates therefor) in a name other than the Beneficial Owner or Warrantholder of the Warrant surrendered upon exercise or Transfer of the Warrant, and the Company shall not be required to issue or deliver such Warrants or Common Shares, as applicable, unless and until the Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
(b)    Notwithstanding anything to the contrary in this Agreement, the Company will be authorized to (i) take any actions that may be necessary or appropriate to comply with all applicable tax withholding and reporting requirements imposed by any governmental unit, including in connection with all distributions, deemed distributions or other situations requiring withholding under applicable law, (ii) apply a portion of any cash distribution to be made under the Warrants to pay applicable withholding taxes, (iii) liquidate a portion of any non-cash distribution to be made under the Warrants to generate sufficient funds to pay applicable withholding taxes, (iv) require reimbursement from any Warrantholders to the extent any withholding is required in the absence of any distribution, or (v) establish any other mechanisms the Company believes are reasonable and appropriate, including requiring holders to submit appropriate tax and withholding certifications (such as Internal Revenue Service Forms W-9 and the appropriate Internal Revenue Service Forms W-8, as applicable) that are necessary to enable compliance with this Section 3.10.
Article 4

Adjustments
Section 4.01    Adjustments to Exercise Price. After the date on which the Warrants are first issued and while any Warrants remain outstanding and unexpired, the Exercise Prices shall be subject to adjustment (without duplication) upon the occurrence of any of the following events:
(a)    The issuance of Common Shares as a dividend or distribution to all holders of Common Shares, or a subdivision, combination, split, reverse split or reclassification of the outstanding Common Shares into a greater or smaller number of Common Shares, in which event the Exercise Prices shall be adjusted based on the following formula:
E1 = E0 x N0
     N1
where:
E1 = the applicable Exercise Price in effect immediately after (i) the Open of Business on the Ex-Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification;
E0 = the applicable Exercise Price in effect immediately prior to (i) the Open of Business on the Ex-Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification;
N0 = the number of Common Shares Deemed Outstanding immediately prior to (i) the Open of Business on the Ex-Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification; and

N1 = the number of Common Shares equal to (i) in the case of a dividend or distribution, the sum of the number of Common Shares Deemed Outstanding immediately prior to the Open of Business on the Ex-Date for such dividend or distribution plus the total number of Common Shares issued pursuant to such dividend or distribution or (ii) in the case of a subdivision, combination, split, reverse split or reclassification, the number of Common Shares Deemed Outstanding immediately after such subdivision, combination, split, reverse split or reclassification.
Such adjustment shall become effective immediately after (i) the Open of Business on the Ex-Date in the case of a dividend or distribution or (ii) the consummation of the transaction in the case of a subdivision, combination, split, reverse split or reclassification. If any dividend or distribution or subdivision, combination, split, reverse split or reclassification of the type described in this Section 4.01(a) is declared or announced but not so paid or made, the Exercise Prices shall again be adjusted to the applicable Exercise Prices that would then be in effect if such dividend or distribution or subdivision, combination, split, reverse split or reclassification had not been declared or announced, as the case may be.
(b)    The issuance as a dividend or distribution to all holders of Common Shares of evidences of indebtedness, Securities of the Company or any other Person (other than Common Shares), Cash or other property (excluding any dividend or distribution covered by Section 4.01(a) or (c)), in which event the Exercise Prices will be adjusted based on the following formula:
E1 = E0 x P – FMV
         P
where:

E1	= the applicable Exercise Price in effect immediately after the Open of Business on the Ex-Date for such dividend or distribution;

E0	= the applicable Exercise Price in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution;

P	= the Fair Value of a Common Share as of immediately prior to the Open of Business on the second Business Day preceding the Ex-Date for such dividend or distribution; and
FMV = the Fair Value of the portion of such dividend or distribution applicable to one Common Share as of the Open of Business on the Ex-Date of such dividend or distribution.
Such decrease shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the Exercise Prices shall again be adjusted to be the Exercise Prices which would then be in effect if such distribution had not been declared or announced.
However, if the transaction that gives rise to an adjustment pursuant to this clause (b) is one pursuant to which the payment of a dividend or other distribution on Common Shares consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Company, that are, or, when issued, will be, traded on a U.S. securities exchange, then the Exercise Price will instead be adjusted based on the following formula:

MP
(FMV + MP)
E1 = E0 x

where:

E1	= the applicable Exercise Price in effect immediately after the end of the Spin-Off Valuation Period (as defined below);

E0	= the applicable Exercise Price in effect immediately prior to the end of the Spin-Off Valuation Period;

MP	= the average of the VWAP per Common Share over each of the 20 consecutive Trading Days commencing on and including the Ex-Date for such dividend or distribution (the “Spin-Off Valuation Period”); and
FMV = the average of the VWAP of the capital stock or similar equity interests distributed to holders of Common Shares applicable to one Common Share over the Spin-Off Valuation Period.
Such adjustment shall become effective immediately after the end of the Spin-Off Valuation Period; provided that if the relevant Exercise Date occurs during the Spin-Off Valuation Period, references to “20” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Date for such dividend or distribution and the Exercise Date. In the event that such dividend or distribution is declared or announced but not so paid or made, the Exercise Prices shall again be adjusted to be the Exercise Prices which would then be in effect if such distribution had not been declared or announced.
(c)    The issuance to all holders of Common Shares of rights, options or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to purchase Common Shares at less than the Fair Value of Common Shares as of the date of announcement of such issuance, in which event the Exercise Price will be adjusted based on the following formula:
E1 = E0 x N0 + Y
N0 + X
where:

E1	= the applicable Exercise Price in effect immediately after the Open of Business on the Ex-Date for such dividend or distribution;

E0	= the applicable Exercise Price in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution;

N0	= the number of Common Shares outstanding immediately prior to the Open of Business on the Ex-Date for such dividend or distribution;

X	= the total number of Common Shares issuable pursuant to such rights, options or warrants; and

Y	= the aggregate price payable to exercise such rights divided by the Fair Value of the Common Shares as of the date of announcement of the issuance of such rights, options or warrants.
However, the Exercise Price will be readjusted to the extent that any such rights, options or warrants are not exercised prior to their expiration. In determining whether any rights, options or warrants entitle the holders of the Common Shares to purchase Common Shares at a price per share that is less than the Fair Value of the Common Shares as of the date of announcement of such issuance, and in determining the aggregate price payable to exercise such rights, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by the Company.
(d)    If any single action would require adjustment of the Exercise Prices pursuant to more than one subsection of this Section 4.01, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest, relative to the rights and interests of the registered holders of the Warrants then outstanding, absolute value.
(e)    The Company may from time to time, to the extent permitted by Law, decrease the Exercise Prices and/or increase the Number of Warrants by any amount for any period of at least twenty days. In that case, the Company shall give the Global Warrantholder, the Warrantholders and the Warrant Agent at least ten days’ prior written notice of such increase or decrease, and such notice shall state the applicable decreased Exercise Prices and/or increased Number of Warrants and the period during which the decrease and/or increase will be in effect. The Company may make such decreases in the Exercise Prices and/or increases in the Number of Warrants, in addition to those set forth in this Article 4, as the Board deems advisable, including to avoid or diminish any income tax to holders of the Common Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(f)    Notwithstanding this Section 4.01 or any other provision of this Warrant Agreement or the Warrants, if an Exercise Prices adjustment becomes effective on any Ex-Date, and a Warrant has been exercised on or after such Ex-Date and on or prior to the related Record Date resulting in the Person issued Common Shares being treated as the record holder of the Common Shares on or prior to the Record Date, then, notwithstanding the Exercise Prices adjustment provisions in this Section 4.01, the Exercise Prices adjustment relating to such Ex-Date will not be made with respect to such Warrant. Instead, such Person will be treated as if it were the record owner of Common Shares on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
(g)    Whenever any provision of this Warrant Agreement requires the Company to calculate the VWAP of any Security over a span of multiple days (including in calculating Fair Value), the Company shall make appropriate adjustments to each daily VWAP included in such calculation to account for any adjustment to the Exercise Prices that becomes effective, or any event requiring an adjustment to the Exercise Prices where the Ex-Date, effective date or expiration date, as the case may be, of the event occurs, at any time during such period.
Section 4.02    Adjustments to Number of Warrants. Concurrently with any adjustment to the Exercise Prices under Section 4.01, the Number of Warrants will be adjusted such that the Number of Warrants in effect immediately following the effectiveness of such adjustment will be equal to the Number of Warrants in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the applicable Exercise Price in effect immediately prior to such adjustment and (ii) the denominator of which is the applicable Exercise Price in effect immediately following such adjustment.
Section 4.03    Certain Distributions of Rights and Warrants; Stockholder Rights Plan.
(a)    (i) Rights or warrants distributed by the Company to all holders of Common Shares entitling the holders thereof to subscribe for or purchase the Company’s Securities (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”):
(1)    are deemed to be transferred with such Common Shares;
(2)    are not exercisable; and
(3)    are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of Article 4 (and no adjustment to the Exercise Price or the Number of Warrants under this Article 4 will be made) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Prices and the Number of Warrants shall be made under this Article 4 (subject in all respects to Section 4.04).
(ii)    If any such right or warrant is subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Date with respect to new rights or warrants with such rights (subject in all respects to Section 4.03(b)) (in which case the existing rights or warrants shall be deemed to terminate and expire on such date without exercise).
(iii)    In addition, except as set forth in Section 4.03(b), in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in clause (ii) above) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Prices and the Number of Warrants under Article 4 was made:
(1)    in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by the holders thereof, (x) the Exercise Prices and Number of Warrants shall be readjusted as if such rights or warrants had not been issued and (y) the Exercise Prices and the Number of Warrants shall then again be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants) made to all holders of Common Shares as of the date of such redemption or repurchase; and
(2)    in the case of such rights or warrants that shall have expired or been terminated without exercise by the holders thereof, the Exercise Prices and the Number of Warrants shall be readjusted as if such rights and warrants had not been issued or distributed.
(b)    If the Company has a stockholder rights plan in effect with respect to the Common Shares, upon exercise of a Warrant the holder shall be entitled to receive, in addition to the Common Shares, the rights under such stockholder rights plan, unless, prior to such exercise, such rights have separated from the Common Shares, in which case the Exercise Prices and the Number of Warrants shall be adjusted at the time of separation as if the Company had made a distribution to all holders of Common Shares as described in the first paragraph of Section 4.01(b), subject to readjustment in the event of the expiration, termination or redemption of such rights.
Section 4.04    Restrictions on Adjustments.
(a)    No adjustment shall be made to the Series A Exercise Price or the Series B Exercise Price under Section 4.01, nor will any corresponding adjustment be made to the Number of Warrants under Section 4.02, unless the adjustment would result in a change of at least 1% of the Series A Exercise Price or the Series B Exercise Price, as the case may be; provided, however, that any adjustment of less than 1% that was not made by reason of this Section 4.04(a) shall be carried forward and made as soon as such adjustment, together with any other adjustments not previously made by reason of this Section 4.04(a), would result in a change of at least 1% in the aggregate. All calculations under this Article 4 shall be made to the nearest cent or to the nearest 1/100th of a Common Share, as the case may be.
(b)    In no event shall the Company adjust the Series A Exercise Price or the Series B Exercise Price or make a corresponding adjustment to the number of Common Shares issuable upon exercise of any Warrant to the extent that the adjustment would reduce the applicable Exercise Price below the par value of the Common Shares.
(c)    No adjustment shall be made to the Series A Exercise Price or the Series B Exercise Price under Section 4.01, nor will any corresponding adjustment be made to the Number of Warrants under Section 4.02, upon: (i) the issuance of any Securities by the Company on the Effective Date and pursuant to the RSA or the exchange agreement contemplated by the RSA, (ii) the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s Securities and the investment of additional optional amounts in Common Shares under any plan, (iii) the issuance of Securities by the Company to employees, officers, directors or consultants of the Company or its Subsidiaries pursuant to the MIP or other management or director incentive plans or stock or stock option compensation plans, including pursuant to any employment, severance or consulting agreements, or (iv) a change in par value of the Common Shares.
(d)    If the Company takes a record of the holders of Common Shares for the purpose of entitling them to receive a dividend or other distribution, and thereafter (and before the dividend or distribution has been paid or delivered to members) legally abandons its plan to pay or deliver such dividend or distribution, then thereafter no adjustment to the Exercise Prices or the Number of Warrants then in effect shall be required by reason of the taking of such record.
Section 4.05    Adjustment upon Reorganization Transaction.
(a)    If there occurs any Reorganization Transaction (other than a Cash Exit Transaction or a Reorganization Transaction subject to Section 4.05(d)) while any Warrants remain outstanding and unexpired, then following the effective time of the Reorganization Transaction, the right to receive Common Shares upon exercise of a Warrant shall be changed to a right to receive, upon exercise of such Warrant, the kind and amount of shares of stock, other securities or other property or assets (including Cash or any combination thereof) (the “Reference Property”) that a holder of one Common Share would have owned or been entitled to receive in connection with such Reorganization Transaction (such kind and amount of Reference Property per Common Share, a “Unit of Reference Property”). In the event holders of Common Shares have the opportunity to elect the form of consideration to be received in a Reorganization Transaction, the type and amount of consideration into which the Warrants shall be exercisable from and after the effective time of such Reorganization Transaction shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Shares in such Reorganization Transaction. The Company hereby agrees not to become a party to any Reorganization Transaction unless its terms are consistent with this Section 4.05.

(b)    At any time from, and including, the effective time of a Reorganization Transaction:
(1)    each Warrant shall be exercisable for a single Unit of Reference Property instead of one Common Share; and
(2)    any calculation of Fair Value shall be made with respect to a Unit of Reference Property.
(c)    On or prior to the effective time of any Reorganization Transaction, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Warrant Agreement providing that the Warrants shall be exercisable for Units of Reference Property in accordance with the terms of this Section 4.05. If the Reference Property in connection with any Reorganization Transaction includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such Reorganization Transaction, then the Company shall cause such amendment to this Warrant Agreement to be executed by such other Person and such amendment shall contain such additional provisions to protect the interests of the Global Warrantholder (for the benefit of the Beneficial Owners) and the Warrantholders as the Board shall reasonably consider necessary by reason of the foregoing. Any such amendment to this Warrant Agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. In the event the Company shall execute an amendment to this Warrant Agreement pursuant to this Section 4.05, the Company shall promptly file with the Warrant Agent an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of Cash, securities or property or assets that will comprise a Unit of Reference Property after the relevant Reorganization Transaction, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. The Company shall cause notice of the execution of the amendment to be mailed to the Global Warrantholder and the Warrantholders within 20 Business Days after execution thereof.
(d)    If a Reorganization Transaction (other than a Cash Exit Transaction) is consummated prior to the 18-month anniversary of the Closing Date, Cash consideration comprises more than 10% of the Reference Property in connection with such Reorganization Transaction and the Fair Value of a Unit of Reference Property is less than the applicable Exercise Price, then (i) holders of the applicable Warrants shall receive as of the date of the Reorganization Transaction a cash payment of their pro rata share of the product of (x) the Warrant Value multiplied by (y) the percentage of the consideration that consists of Cash and (ii) the right to receive Common Shares upon exercise of the applicable Warrants shall be changed to a right to receive, upon exercise of such Warrant, the kind and amount of shares of stock, other securities or other property or assets (but excluding any Cash) that a holder of one Common Share would have owned or been entitled to receive in connection with such Reorganization Transaction and the Exercise Price shall be reduced by the percentage of the consideration that consists of Cash. The Company shall make arrangements for the payment of such pro rata share of the Warrant Value as promptly as reasonably practicable in connection with such Reorganization Transaction. Notwithstanding anything to the contrary herein, in no event shall the aggregate amount payable pursuant to clause (i) of the first sentence of this Section 4.05(d) in respect of any or all Warrants, in one transaction or in multiple transactions, together with the aggregate amount payable in respect of any or all Warrants pursuant to the second sentence of Section 5.01, exceed $10 million. In the event that such cap is reached in any transaction governed by this Section 4.05(d), the Company shall make appropriate proportional adjustments to the terms set forth in clause (ii) of the first sentence of this Section 4.05(d) (including causing the applicable Warrants to be exercisable for a proportional portion of the Cash consideration in the applicable Reorganization Transaction and reducing the reduction to the Exercise Price that would otherwise have resulted).

(e)    The above provisions of this Section 4.05 shall similarly apply to successive Reorganization Transactions.
Section 4.06    Successor upon Consolidation or Merger.
(a)    The Company may consolidate or merge with another Person only (i) if the Company is the surviving Person or (ii) if the Company is not the surviving Person, then:
(1)    the successor to the Company assumes all of the Company’s obligations under this Warrant Agreement; and
(2)    the successor to the Company provides written notice of such assumption to the Warrant Agent prior to the consummation of such consolidation or merger, together with such identifying corporate information as may be reasonably requested by the Warrant Agent.

(b)    Such successor to the Company thereafter may cause to be signed, and may issue any or all of, the Warrant Certificates issuable pursuant to this Warrant Agreement which theretofore shall not have been issued by the Company; and, upon the order of such successor Person, instead of the Company, and subject to all the terms, conditions and limitations in this Warrant Agreement, the Warrant Agent shall authenticate and deliver, as applicable, any Warrant Certificates that previously shall have been signed and delivered by the officers of the Company to the Warrant Agent for authentication, and any Warrants which such successor to the Company thereafter shall cause to be signed and delivered to the Warrant Agent for such purpose.
Section 4.07    Common Shares Outstanding; Common Shares Reserved for Issuance on Exercise.
(a)    For the purposes of this Article 4, the number of Common Shares at any time outstanding shall not include Common Shares held, directly or indirectly, by the Company or any of its Subsidiaries.
(b)    Such number of Common Shares as will be issuable upon the exercise of all outstanding Warrants for Common Shares have been authorized and reserved for issuance. The Company covenants that all Common Shares that shall be so issuable shall be duly and validly issued, fully paid and non-assessable.
(c)    The Company agrees to authorize and direct its current and future transfer agents for the Common Shares to reserve for issuance the number of Common Shares specified in this Section 4.07 and shall take all action required to increase the authorized number of Common Shares if at any time there shall be insufficient authorized but unissued Common Shares to permit such reservation or to permit the exercise of a Warrant. Promptly after each of the Expiration Dates, the Warrant Agent shall certify to the Company the aggregate Number of Warrants then outstanding, and thereafter no Common Shares shall be required to be reserved in respect of such Warrants.
Section 4.08    Calculations; Instructions to Warrant Agent. The Company shall be responsible for making all calculations called for under this Article 4 for purposes of determining any adjustments to the Exercise Prices and the Number of Warrants, including determinations as to Fair Value and the composition of Units of Reference Property. Such calculations and determinations shall be final and binding on the Global Warrantholder and all Beneficial Owners and Warrantholders absent manifest error. The Company shall provide a schedule of the Company’s calculations and determinations to the Warrant Agent, and the Warrant Agent is entitled to rely upon the accuracy of the Company’s calculations without independent verification.
Section 4.09    Notice of Adjustment. The Company shall mail, or cause to be mailed, to the Global Warrantholder, the Warrantholders and the Warrant Agent, in accordance with Section 7.13, a notice of any adjustment or readjustment to the Exercise Prices or the Number of Warrants no less than three Business Days prior to the effective date of such adjustment or readjustment. The Company shall file with the Warrant Agent such notice and an Officer’s Certificate setting forth such adjustment or readjustment and kind and amount of securities, Cash or other property for which a Warrant shall thereafter be exercisable and the applicable Exercise Price, showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Officer’s Certificate shall be conclusive evidence that the adjustment or readjustment is correct, and the Warrant Agent shall not be deemed to have any knowledge of any adjustments or readjustments unless and until it has received such Officer’s Certificate. The Warrant Agent shall not be under any duty or responsibility with respect to any such Officer’s Certificate except to exhibit the same to the Global Warrantholder and the Warrantholders.
Section 4.10    Statements on Warrants. Other than notation of any applicable increase or decrease in the Number of Warrants on Schedule A of any Global Warrant, the form of any Warrant Certificate need not be changed because of any adjustment or readjustment made pursuant to this Article 4, and any Warrant Certificates issued after such adjustment or readjustment may state the same information (other than the applicable adjusted Exercise Price and the adjusted Number of Warrants) as are stated in the Warrant Certificates initially issued pursuant to this Warrant Agreement.
Section 4.11    Effect of Adjustment. The Warrant Agent, Depository and applicable Participants shall effect any applicable adjustments, changes or payments to the Beneficial Owners and Warrantholders, as applicable, with respect to beneficial interests in the Global Warrants and the Warrants resulting from any adjustments or readjustments, changes or payments effected pursuant to this Article 4 in accordance with the procedures of the Warrant Agent, Depository and the applicable Participants.
Section 4.12    Warrant Agent Not Responsible for Adjustments or Validity. The Warrant Agent shall at no time be under any duty or responsibility to determine whether any facts exist that may require an adjustment or readjustment of the Exercise Prices and the Number of Warrants, or with respect to the nature or extent of any such adjustment or readjustment when made, or with respect to the method employed, herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall have no duty to verify or confirm any calculation called for hereunder. The Warrant Agent shall have no liability for any failure or delay in performing its duties hereunder caused by any failure or delay of the Company in providing such calculations to the Warrant Agent. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any Securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment or readjustment pursuant to this Article 4, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any Cash payment or to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or scrip upon the surrender of any Warrant for the purpose of exercise or upon any adjustment pursuant to this Article 4, or to comply with any of the covenants of the Company contained in this Article 4. The Warrant Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein or in any notice from the Company. The Warrant Agent may rely conclusively, and shall be protected in acting, upon any notice, instruction, request, order, judgment, certification, opinion or advice of counsel, statement, demand or other instrument or document, not only as to its due execution, validity (including the authority of the person signing or presenting the same) and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Warrant Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same.
Article 5

Cash Exit Transaction
Section 5.01    Cash Exit Transaction. If a Cash Exit Transaction is consummated prior to the Expiration Date, then the Warrants shall be cancelled at the consummation of such Cash Exit Transaction and holders of the Warrants shall receive the positive difference between the Cash consideration per Common Share and the Exercise Price of each Warrant, if any. If a Cash Exit Transaction is consummated prior to the 18-month anniversary of the Closing Date and does not result in any payment pursuant to the immediately preceding sentence, then the Warrants shall be cancelled at the consummation of such Cash Exit Transaction and holders of the Warrants shall receive their pro rata share of the Warrant Value in Cash as of the date of the Cash Exit Transaction. The Company shall make arrangements for the payment of such pro rata share of the Warrant Value as promptly as reasonably practicable in connection with such Cash Exit Transaction. Notwithstanding anything to the contrary herein, in no event shall the aggregate amount payable in respect of any or all Warrants pursuant to the second sentence of this Section 5.01, together with the aggregate amount payable in respect of any or all Warrants, in one transaction or in multiple transactions, pursuant to clause (i) of the second sentence of Section 4.05(d), exceed $10 million. In the event that such cap is reached in any transaction in which both series of Warrants are entitled to receive an amount pursuant to one of the provisions described in the immediately preceding sentence, the amount payable pursuant to such provision (subject to such cap) shall be allocated between the Series A Warrants and the Series B Warrants pro rata in accordance with the aggregate amounts that would have been payable to the holders of each such series in the absence of such cap.
Article 6

Other Provisions Relating to Rights of Warrantholders
Section 6.01    No Rights as Stockholders. Nothing contained in this Warrant Agreement or in any Warrant Certificate shall be construed as conferring upon any Person, by virtue of holding or having a beneficial interest in a Warrant, the right to vote, to consent, to receive any Cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Shares, or to exercise any rights whatsoever as a stockholder of the Company unless, until and only to the extent such Persons become holders of record of Common Shares issued upon settlement of Warrants.
Section 6.02    Mutilated or Missing Warrant Certificates. If any Warrant Certificate is mutilated, defaced, lost, destroyed or stolen, then on the terms set forth in this Warrant Agreement, such Warrant Certificate may be replaced with a new Warrant Certificate, of like date and tenor and representing the same number of Warrants, at the cost of the Company at the office of the Warrant Agent subject to the replacement procedures of the Warrant Agent which shall include obtaining an open penalty surety bond satisfactory to the Warrant Agent holding the Company and the Warrant Agent harmless. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone. All Warrant Certificates shall be issued upon the express condition that the foregoing provisions are exclusive with respect to the substitution for lost, stolen, mutilated or destroyed Warrant Certificates, and shall preclude any and all other rights or remedies notwithstanding any Law or statute existing or hereafter enacted to the contrary with respect to the substitution for and replacement of negotiable instruments or other securities without their surrender.

Section 6.03    Modification, Waiver and Meetings.
(a)    This Warrant Agreement may be modified or amended by the Company and the Warrant Agent, without the consent of any Warrantholder, any Beneficial Owner, or any applicable Participant with respect to any Warrant, for the purposes of curing any ambiguity or correcting or supplementing any defective provision contained in this Warrant Agreement or to make any other provisions in regard to matters or questions arising in this Warrant Agreement which the Company and the Warrant Agent may deem necessary or desirable; provided that such modification or amendment does not adversely affect the interests of the Warrantholders or the Beneficial Owners in any material respect. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from an Appropriate Officer that states that the proposed amendment is in compliance with the terms of this Section 6.03.
(b)    Modifications and amendments to this Warrant Agreement or to the terms and conditions of Warrants not contemplated by Section 6.03(a) may also be made by the Company and the Warrant Agent, and noncompliance with any provision of the Warrant Agreement or Warrants may be waived, by the Beneficial Owners and Warrantholders (pursuant to a proper vote or consent of a majority of the Warrants at the time outstanding).
(c)    However, no modification, amendment or waiver may, without the written consent of the Beneficial Owners and Warrantholders of the Series A Warrants (if such modification, amendment or waiver relates to the Series A Warrants) or the Series B Warrants (if such modification, amendment or waiver relates to the Series B Warrants), pursuant to a proper vote or consent of each applicable Warrant:
(1)    change the applicable Expiration Date; or
(2)    increase the applicable Exercise Price or decrease the applicable Number of Warrants (except as set forth in Article 4).
Section 6.04    Reorganization Transaction. In the event of any Reorganization Transaction, then, and in each such case, the Company will mail or cause to be mailed to the Global Warrantholder and each other Warrantholder, as promptly as reasonably practicable upon execution of the agreement providing for such Reorganization Transaction, a notice specifying the effective date on which such Reorganization Transaction is or is expected to take place, and the time, if any is to be fixed, as of which the holders of record of Common Shares (or such other stock or Securities at the time deliverable upon the exercise of a Warrant) shall be entitled to exchange their Common Shares (or such other stock or Securities) for Securities or other property deliverable upon such Reorganization Transaction.
Article 7

Concerning the Warrant Agent and Other Matters
Section 7.01    Change of Warrant Agent.
(a)    The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder (except for liability arising as a result of the Warrant Agent’s own gross negligence, willful misconduct or bad faith) after giving sixty days’ notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor warrant agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated warrant agent or by the Global Warrantholder or Beneficial Owners and Warrantholders representing a majority of the Warrants at the time outstanding, then the Global Warrantholder or Beneficial Owners and Warrantholders representing a majority of the Warrants at the time outstanding may appoint a successor warrant agent.
(b)    The Warrant Agent may be removed by the Company at any time upon thirty days’ written notice to the Warrant Agent; provided, however, that the Company shall not remove the Warrant Agent until a successor warrant agent meeting the qualifications hereof shall have been appointed; provided, further, that, until such successor warrant agent has been appointed, the Company shall compensate the Warrant Agent in accordance with Section 7.02.

(c)    Any successor warrant agent, whether appointed by the Company or by the Global Warrantholder or Beneficial Owners and Warrantholders, as applicable, shall be a corporation or banking association organized, in good standing and doing business under the Laws of the United States of America or any state thereof or the District of Columbia, and authorized under such Laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such successor warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment; provided that such reports are published at least annually pursuant to Law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the successor warrant agent, such successor warrant agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor warrant agent with like effect as if originally named as warrant agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor warrant agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor warrant agent all the authority, powers and rights of such predecessor warrant agent hereunder; and upon request of any successor warrant agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing to more fully and effectually vest in and conform to such successor warrant agent all such authority, powers, rights, immunities, duties and obligations. Upon assumption by a successor warrant agent of the duties and responsibilities hereunder, the predecessor warrant agent shall deliver and transfer, at the expense of the Company, to the successor warrant agent any property at the time held by it hereunder. As soon as practicable after such appointment, the Company shall give notice thereof to the predecessor warrant agent, the Global Warrantholder and each transfer agent for its Common Shares. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor warrant agent.
(d)    Any entity into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust or agency business of the Warrant Agent, shall be the successor warrant agent under this Warrant Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such entity would be eligible for appointment as a successor warrant agent under Section 7.01(c). In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, any Warrant Certificate shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificate so countersigned, and in case at that time any Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificate either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificate shall have the full force provided in the Warrant Certificate and in this Warrant Agreement.
(e)    In case at any time the name of the Warrant Agent shall be changed and at such time any Warrant Certificate shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificate so countersigned; and in case at that time any Warrant Certificate shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificate either in its prior name or in its changed name; and in all such cases such Warrant Certificate shall have the full force provided in the Warrant Certificate and in this Warrant Agreement.
Section 7.02    Compensation; Further Assurances. The Company agrees that it will (a) pay the Warrant Agent reasonable compensation for its services as Warrant Agent in accordance with Exhibit D attached hereto and, except as otherwise expressly provided, will pay or reimburse the Warrant Agent upon written demand for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with any of the provisions of this Warrant Agreement (including the reasonable and documented compensation, expenses and disbursements of its outside counsel incurred in connection with the execution and administration of this Warrant Agreement), except any such expense, disbursement or advance as may arise from its or any of their gross negligence, willful misconduct or bad faith, and (b) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement. The Warrant Agent agrees to provide the Company with prior written notice of the retention of counsel whose compensation, expenses and disbursements are to be paid or reimbursed by the Company under this Section 7.02.
Section 7.03    Reliance on Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such counsel or any advice of legal counsel subsequently confirmed by a written opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such written opinion or advice.

Section 7.04    Proof of Actions Taken. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Warrant Agent; and such Officer’s Certificate shall, in the absence of bad faith on the part of the Warrant Agent, be relied upon by the Warrant Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Warrant Agreement; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.
Section 7.05    Correctness of Statements. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or any Warrant Certificate (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.
Section 7.06    Validity of Agreement. From time to time, the Warrant Agent may apply to any Appropriate Officer for instruction and the Company shall provide the Warrant Agent with such instructions concerning the services to be provided hereunder. The Warrant Agent shall not be held to have notice of any change of authority of any Person, until receipt of notice thereof from the Company. The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Warrant Agreement or any Warrants or as to whether any Common Shares will, when issued, be validly issued and fully paid and non-assessable. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by Warrant Agent in reliance in good faith upon any Company instructions except to the extent that the Warrant Agent had actual knowledge of facts and circumstances that would render such reliance unreasonable.
Section 7.07    Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents provided that the Warrant Agent shall remain responsible for the activities or omissions of any such agent or attorney and reasonable care has been exercised in the selection and in the continued employment of such attorney or agent.
Section 7.08    Liability of Warrant Agent. The Warrant Agent shall incur no liability or responsibility to the Company or to any Beneficial Owner or Warrantholder for any action taken or not taken (i) in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties or (ii) in relation to its services under this Warrant Agreement, unless such liability arises out of or is attributable to the Warrant Agent’s gross negligence, material breach of this Warrant Agreement, or willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted in good faith by the Warrant Agent in the execution of this Warrant Agreement or otherwise arising in connection with this Warrant Agreement, except as a result of the Warrant Agent’s gross negligence, material breach of this Warrant Agreement, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final non-appealable judgment). The Warrant Agent shall be liable hereunder only for its gross negligence, material breach of this Warrant Agreement, willful misconduct or bad faith (as determined by a court of competent jurisdiction in a final non-appealable judgment), for which the Warrant Agent is not entitled to indemnification under this Warrant Agreement.
Section 7.09    Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company, any Warrantholder or any applicable Participant on behalf of a Beneficial Owner shall furnish the Warrant Agent with reasonable indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. The Warrant Agent shall promptly notify the Company and each Beneficial Owner and Warrantholder in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Warrant Agreement.
Section 7.10    Actions as Agent. The Warrant Agent shall act hereunder solely as agent and not in a ministerial or fiduciary capacity, and its duties shall be determined solely by the provisions hereof. The duties and obligations of the Warrant Agent shall be determined solely by the express provisions of this Warrant Agreement, and the Warrant Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Warrant Agreement. No implied covenants or obligations shall be read into this Warrant Agreement against the Warrant Agent. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in good faith in connection with this Warrant Agreement except for its own negligence, willful misconduct or bad faith.
Section 7.11    Appointment and Acceptance of Agency. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth or as the Company and the Warrant Agent may hereafter agree.
Section 7.12    Successors and Assigns. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder. The Warrant Agent may assign this Warrant Agreement or any rights and obligations hereunder, in whole or in part, to an Affiliate thereof with the prior consent of the Company, provided that the Warrant Agent may make such an assignment without consent of the Company to any successor to the Warrant Agent by consolidation, merger or transfer of its assets subject to the terms and conditions of this Warrant Agreement.
Section 7.13    Notices. Any notice or demand authorized by this Warrant Agreement to be given or made to the Company shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) or electronic mail, as follows:
Key Energy Services, Inc.
1301 McKinney Street, Suite 1800
Houston, Texas 77010
Attention: Katherine Hargis – Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary
Email: khargis@keyenergy.com

Any notice or demand authorized by this Warrant Agreement to be given or made to the Warrant Agent shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) or electronic mail, as follows:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Attention: Reorg Department
Email: Info@amstock.com
With a copy to:
American Stock Transfer & Trust Company, LLC
48 Wall Street, 22nd Floor
New York, NY 10005
Attention: Legal Department
Email: legalteamAST@astfinancial.com

Any notice or demand authorized by this Warrant Agreement to be given or made to the Global Warrantholder or any other Warrantholder shall be sufficiently given or made if sent by first-class mail, postage prepaid or electronic mail to the last address of the Global Warrantholder or other Warrantholder as it shall appear on the Warrant Register.
Section 7.14    Applicable Law; Jurisdiction. The validity, interpretation and performance of this Warrant Agreement and of any Warrant Certificates shall be governed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of Laws thereof. The parties hereto irrevocably consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal court located in such state in connection with any action, suit or proceeding arising out of or relating to this Warrant Agreement. Each party agrees to commence any such suit, action or proceeding either in the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any suit, action or proceeding with respect to this Warrant Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 7.14, that its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, or that this Warrant Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each party irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to such party at its mailing address determined in accordance with this Warrant Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.
Section 7.15    Waiver of Jury Trial. EACH OF THE COMPANY AND THE WARRANT AGENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT AGREEMENT OR A WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PERSON HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PERSON MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT AGREEMENT OR A WARRANT. EACH OF THE COMPANY AND THE WARRANT AGENT CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PERSON UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PERSON MAKES THIS WAIVER VOLUNTARILY, AND (d) SUCH PERSON HAS BEEN INDUCED TO ENTER INTO THIS WARRANT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 7.16    Benefit of this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person or corporation other than the parties hereto and the Beneficial Owners and Warrantholders any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the parties hereto, Beneficial Owners, the Warrantholders and their respective successors.
Section 7.17    Registered Warrantholder. Prior to due presentment for registration of Transfer, the Company and the Warrant Agent may deem and treat the Person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other Person and shall not be liable for any registration of Transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of Transfer or with such knowledge of such facts that its participation therein amounts to bad faith.
Section 7.18    Headings. The Article and Section headings herein are for convenience only and are not a part of this Warrant Agreement and shall not affect the interpretation thereof.
Section 7.19    Counterparts. This Warrant Agreement may be executed in any number of counterparts on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 7.20    Entire Agreement. This Warrant Agreement and any Warrant Certificates constitute the entire agreement of the Company, the Warrant Agent and the Beneficial Owners and Warrantholders with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Company, the Warrant Agent and the Beneficial Owners and Warrantholders with respect to the subject matter hereof.
Section 7.21    Severability. Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement.
Section 7.22    Termination. This Warrant Agreement shall terminate at the Expiration Date (or Close of Business on the Settlement Date with respect to any Exercise Notice delivered or deemed delivered prior to the applicable Expiration Date). Notwithstanding the foregoing, this Warrant Agreement, as it relates to any Warrant Certificates will terminate on such earlier date on which all outstanding Warrants represented by such Warrant Certificate have been exercised. All provisions regarding indemnification, warranty, liability and limits thereon shall survive the termination or expiration of this Warrant Agreement.
Section 7.23    Confidentiality. The Warrant Agent and the Company agree that personal, non-public Global Warrantholder, Beneficial Owner and Warrantholder information which is exchanged or received pursuant to the negotiation or the carrying out of this Warrant Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except disclosures pursuant to applicable securities Laws or otherwise as may be required by Law, including, without limitation, pursuant to subpoenas from state or federal government authorities.
[signature pages follow]

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

KEY ENERGY SERVICES, INC.

By:	/s/ Katherine I. Hargis
Name:	Katherine I. Hargis
Title:	Senior Vice President, Chief Administrative Officer, General Counsel & Corporate Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Michael Legregin
Name:	Michael Legregin
Title:	SVP, Attorney Advisory Group

1

EXHIBIT A
FORM OF SERIES A GLOBAL WARRANT CERTIFICATE
No. 1
CUSIP NO. 49309J 137
UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO KEY ENERGY SERVICES, INC. (THE “COMPANY”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFER OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE COMPANY, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.

Key Energy Services, Inc.
March 13, 2020
NUMBER OF WARRANTS: Initially, [●] Warrants, subject to adjustment as described in the Warrant Agreement dated as of March 6, 2020 between Key Energy Services, Inc. and American Stock Transfer & Trust Company, LLC, as Warrant Agent (as supplemented or amended, the “Warrant Agreement”), each of which is exercisable for one Common Share.
EXERCISE PRICE: Initially, $19.23 per Warrant, subject to adjustment as described in the Warrant Agreement.
FORM OF SETTLEMENT:
Full Physical Settlement: If Full Physical Settlement is applicable, the Company shall deliver, against payment of the Exercise Price, a number of Common Shares equal to the number of Warrants exercised.
Net Share Settlement: If Net Share Settlement is applicable, the Company shall deliver, without any Cash payment therefor, a number of Common Shares equal to the quotient determined by dividing (i) the Fair Value (as of the Exercise Date) of the number of Common Shares deliverable pursuant to Full Physical Settlement minus the aggregate Exercise Price that would be payable pursuant to Full Physical Settlement by (ii) the Fair Value (as of the Exercise Date) of the number of Common Shares deliverable pursuant to Full Physical Settlement.
DATES OF EXERCISE: At any time, and from time to time, prior to the Close of Business on the Expiration Date.
EXPIRATION DATE: The Close of Business on March 13, 2024.
This Global Warrant certifies that:
Cede & Co., or its registered assigns, is the Global Warrantholder of the Number of Warrants (the “Warrants”) specified above (such number subject to adjustment from time to time as described in the Warrant Agreement).
Reference is hereby made to the further provisions of this Global Warrant set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.
This Global Warrant shall not be valid unless countersigned by the Warrant Agent.
In the event of any inconsistency between the Warrant Agreement and this Global Warrant, the Warrant Agreement shall govern.

IN WITNESS WHEREOF, Key Energy Services, Inc. has caused this instrument to be duly executed as of the date first written above.
KEY ENERGY SERVICES, INC.
By:
Name:
Title:

Certificate of Authentication
These are the Warrants referred to in the above-mentioned Warrant Agreement. Countersigned as of the date above written:
American Stock Transfer & Trust Company, LLC,
as Warrant Agent
By:
        Authorized Officer

KEY ENERGY SERVICES, INC.
The Warrants evidenced by this Global Warrant are part of a duly authorized issue of Warrants issued by the Company pursuant to the Warrant Agreement, dated as of March 6, 2020 (as it may be amended or supplemented, the “Warrant Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as Warrant Agent, and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Global Warrantholder consents by issuance of this Global Warrant. Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement.
The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.
This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of Delaware.

FORM OF ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the Warrant(s) represented by this Certificate to:

Name, Address and Zip Code of Assignee

and irrevocably appoints    Name of Agent
as its agent to transfer this Warrant Certificate on the books of the Warrant Agent.
[Signature page follows]
Date: [ ]

Name of Assignor

By:
    Name:
    Title:
(Sign exactly as your name appears on this Certificate)
NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Schedule A

SCHEDULE OF INCREASES OR DECREASES IN SERIES A GLOBAL WARRANTS
The initial Number of Series A Global Warrants is 1,669,730. In accordance with the Warrant Agreement dated as of March 6, 2020 among the Company and American Stock Transfer & Trust Company, LLC, as Warrant Agent, the following increases or decreases in the Number of Series A Global Warrants have been made:

Date	Amount of increase in Number of Series A Global Warrants evidenced by this Global Warrant	Amount of decrease in Number of Series A Global Warrants evidenced by this Global Warrant	Number of Series A Global Warrants evidenced by this Global Warrant following such decrease or increase	Signature of authorized signatory

EXHIBIT B
FORM OF SERIES B GLOBAL WARRANT CERTIFICATE
No. 1
CUSIP NO. 49309J 145
UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO KEY ENERGY SERVICES, INC. (THE “COMPANY”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFER OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE COMPANY, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.

Key Energy Services, Inc.
March 13, 2020
NUMBER OF WARRANTS: Initially, [●] Warrants, subject to adjustment as described in the Warrant Agreement dated as of March 6, 2020 between Key Energy Services, Inc. and American Stock Transfer & Trust Company, LLC, as Warrant Agent (as supplemented or amended, the “Warrant Agreement”), each of which is exercisable for one Common Share.
EXERCISE PRICE: Initially, $28.85 per Warrant, subject to adjustment as described in the Warrant Agreement.
FORM OF SETTLEMENT:
Full Physical Settlement: If Full Physical Settlement is applicable, the Company shall deliver, against payment of the Exercise Price, a number of Common Shares equal to the number of Warrants exercised.
Net Share Settlement: If Net Share Settlement is applicable, the Company shall deliver, without any Cash payment therefor, a number of Common Shares equal to the quotient determined by dividing (i) the Fair Value (as of the Exercise Date) of the number of Common Shares deliverable pursuant to Full Physical Settlement minus the aggregate Exercise Price that would be payable pursuant to Full Physical Settlement by (ii) the Fair Value (as of the Exercise Date) of the number of Common Shares deliverable pursuant to Full Physical Settlement.
DATES OF EXERCISE: At any time, and from time to time, prior to the Close of Business on the Expiration Date.
EXPIRATION DATE: The Close of Business on March 13, 2024.
This Global Warrant certifies that:
Cede & Co., or its registered assigns, is the Global Warrantholder of the Number of Warrants (the “Warrants”) specified above (such number subject to adjustment from time to time as described in the Warrant Agreement).
Reference is hereby made to the further provisions of this Global Warrant set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.
This Global Warrant shall not be valid unless countersigned by the Warrant Agent.
In the event of any inconsistency between the Warrant Agreement and this Global Warrant, the Warrant Agreement shall govern.

IN WITNESS WHEREOF, Key Energy Services, Inc. has caused this instrument to be duly executed as of the date first written above.
KEY ENERGY SERVICES, INC.
By:
Name:
Title:

Certificate of Authentication
These are the Warrants referred to in the above-mentioned Warrant Agreement. Countersigned as of the date above written:
American Stock Transfer & Trust Company, LLC,
as Warrant Agent
By:
     Authorized Officer

KEY ENERGY SERVICES, INC.
The Warrants evidenced by this Global Warrant are part of a duly authorized issue of Warrants issued by the Company pursuant to the Warrant Agreement, dated as of March 6, 2020 (as it may be amended or supplemented, the “Warrant Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as Warrant Agent, and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Global Warrantholder consents by issuance of this Global Warrant. Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement.
The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.
This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of Delaware.

FORM OF ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the Warrant(s) represented by this Certificate to:

Name, Address and Zip Code of Assignee

and irrevocably appoints    Name of Agent
as its agent to transfer this Warrant Certificate on the books of the Warrant Agent.
[Signature page follows]
Date: [ ]

Name of Assignor

By:
    Name:
    Title:
(Sign exactly as your name appears on this Certificate)
NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Schedule A

SCHEDULE OF INCREASES OR DECREASES IN SERIES B GLOBAL WARRANTS
The initial Number of Series B Global Warrants is 1,252,297. In accordance with the Warrant Agreement dated as of March 6, 2020 among the Company and American Stock Transfer & Trust Company, LLC, as Warrant Agent, the following increases or decreases in the Number of Series B Global Warrants have been made:

Date	Amount of increase in Number of Series B Global Warrants evidenced by this Global Warrant	Amount of decrease in Number of Series B Global Warrants evidenced by this Global Warrant	Number of Series B Global Warrants evidenced by this Global Warrant following such decrease or increase	Signature of authorized signatory

EXHIBIT C-1
Form of Global Warrant Exercise Notice
[Address]
Attention: Transfer Department

Re:
Warrant Agreement dated as of March 6, 2020 between Key Energy Services, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC, as Warrant Agent (as it may be supplemented or amended, the “Warrant Agreement”)

The undersigned hereby irrevocably elects to exercise the right, represented by the Global Warrant Certificate No. 1 held for its benefit through the book-entry facilities of The Depository Trust Company (the “Depository”), to exercise the number of Warrants specified below and receive the consideration deliverable in exchange therefor pursuant to the following settlement method (check one):
□    Full Physical Settlement

□	Net Share Settlement
If Full Physical Settlement is elected, the undersigned shall tender payment of the Exercise Price therefore in accordance with instructions received from the Warrant Agent.
__________________ Number of Warrants being exercised
Please check below if this exercise is contingent upon a registered public offering or any Reorganization Transaction in accordance with Section 3.02(f) of the Warrant Agreement.
□    This exercise is being made in connection with a registered public offering or any other Reorganization Transaction; provided, that in the event that such transaction shall not be consummated, then this exercise shall be deemed revoked.
THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO CLOSE OF BUSINESS ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU OF THE ADDRESS AND PHONE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.
All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement.
By:
    Authorized Signature
    Address:
    Telephone:

EXHIBIT C-2
FORM OF WARRANT EXERCISE NOTICE
[Address]
Attention: Transfer Department

Re:
Warrant Agreement dated as of March 6, 2020 between Key Energy Services, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC, as Warrant Agent (as it may be supplemented or amended, the “Warrant Agreement”)

The undersigned hereby irrevocably elects to exercise the right to exercise the number of Warrants specified below and receive the consideration deliverable in exchange therefor pursuant to the following settlement method (check one):

□	Full Physical Settlement

□	Net Share Settlement
If Full Physical Settlement is elected, the undersigned shall tender payment of the Exercise Price therefore in accordance with instructions received from the Warrant Agent.
__________________ Number of Warrants being exercised
Please check below if this exercise is contingent upon a registered public offering or any Reorganization Transaction in accordance with Section 3.02(f) of the Warrant Agreement.
□    This exercise is being made in connection with a registered public offering or any other Reorganization Transaction; provided, that in the event that such transaction shall not be consummated, then this exercise shall be deemed revoked.
THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO CLOSE OF BUSINESS ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU OF THE ADDRESS AND PHONE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.
All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement.
By:
    Authorized Signature
    Address:
    Telephone:

EXHIBIT D
Fee Schedule
The Company shall pay the Warrant Agent for performance of its services under this Warrant Agreement such compensation as shall be agreed in writing between the Company and the Warrant Agent.

•	Dividend Distribution fee (one-time): $3,500

•	Warrant Acceptance fee (one-time): $6,000

•	Warrant Agent Monthly Administration fee: $250

D-1